BYLAWS

OF

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

As amended by the Board of Directors through December 5, 2007

ARTICLE I

STOCKHOLDERS

1.1. Meetings.

1.1.1. Place. Meetings of the stockholders shall be held at such place as may be designated by the board of directors.

1.1.2. Annual Meeting. An annual meeting of the stockholders for the election of directors and for other business shall be held on such date and at such time as may be fixed by the board of directors.

1.1.3. Nominations for Election of Directors. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of stock entitled to vote for the election of directors, provided that such a nomination by a stockholder may be made at an annual meeting only if written notice of the stockholder's intention to make such nomination is received by the secretary of the Corporation at the principal executive offices of the Corporation not less than 60 days prior to the annual meeting at which such nomination is to occur. Such stockholder's notice shall set forth, (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and including information as to the purpose of such nomination); (ii) as to the stockholder giving the notice, (A) the name and address, as they appear on the Corporation's books, of such stockholder and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

1.1.4. Notice of Stockholder Business. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this bylaw, who shall be entitled to vote at such annual meeting and who properly brings such business before the annual meeting in compliance with this bylaw. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (iv) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made, in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting of the stockholders except in accordance with the procedures set forth in this bylaw. The chairman of the meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed in this bylaw, and if the chairman should so determine, shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this bylaw.

1.1.5. Special Meetings. Special meetings of the stockholders may be called at any time by the president, the chairman or the board of directors, or the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote at the meeting.

      Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter.
      Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting pursuant to Section 8 of the Corporation's Certificate of Incorporation, as amended or restated, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the board of directors pursuant to the first sentence of this Article 1.1.7). If no record date has been fixed by the board of directors pursuant to the first sentence of this Article 1.1.7 or otherwise within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, the Corporation's principal executive offices, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand, or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.
      Inspectors of Written Consent. In the event of the delivery, in the manner provided by Article 1.1.7, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Article 1.1.7 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Article 1.1.8 shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any such action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
      Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Article 1.1.7, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Article 1.1.7.

ARTICLE II

DIRECTORS

2.1. Number and Term. Subject to the Certificate of Incorporation of the Corporation, as it may be amended or restated (the "Certificate of Incorporation"), the board of directors shall have authority to determine the number of directors to constitute the board.

2.2. Meetings.

2.2.1. Place. Meetings of the board of directors shall be held at such place as may be designated by the board or in the notice of the meeting.

2.2.2. Regular Meetings. Regular meetings of the board of directors shall be held at such times as the board may designate. Notice of regular meetings need not be given.

2.2.3. Meetings. Special meetings of the board may be called by direction of the president, the chairman or any two members of the board on three days' notice to each director, either personally or by mail, telegram or facsimile transmission.

2.2.4. Quorum. A majority of all the directors in office shall constitute a quorum for the transaction of business at any meeting.

2.2.5. Voting. Except as otherwise provided herein, in the Certificate of Incorporation or by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall constitute the act of the board of directors.

2.2.6. Committees. The board of directors may, by resolution adopted by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors and such alternate members (also directors) as may be designated by the board. Unless otherwise provided herein, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided herein, in the Certificate of Incorporation or by law, any such committee shall have and may exercise the powers of the full board of directors to the extent provided in the resolution of the board directing the committee.

ARTICLE III

OFFICERS

3.1. Election. At its first meeting after each annual meeting of the stockholders, the board of directors shall elect a president, treasurer, secretary and such other officers as it deems advisable.

3.2. Authority, Duties and Compensation. The officers shall have such authority, perform such duties and serve for such compensation as may be determined by resolution of the board of directors. Except as otherwise provided by board resolution, (i) the president shall be the chief executive officer of the Corporation, shall have general supervision over the business and operations of the Corporation and may perform any act and execute any instrument for the conduct of such business and operations, (ii) the other officers shall have the duties customarily related to their respective offices, and (iii) any vice president, or vice presidents in the order determined by the board, shall in the absence of the president have the authority and perform the duties of the president.

ARTICLE IV

INDEMNIFICATION

4.1. Right to Indemnification.

4.1.1 Directors and Officers. Each person who was or is party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the written request of the Corporation's board of directors or its designee as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law, including but not limited to the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) ("Delaware General Corporation Law"), against all expenses liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or Proceeding (or part thereof) initiated by such person only if such action, suit or Proceeding (or part thereof) initiated by such person was authorized by the board of directors of the Corporation.

4.1.2 Employees. At the sole discretion of the Corporation, any employee or agent who is not an officer or director of the Corporation or a subsidiary, who was, is, or is threatened to be made party to a Proceeding, may be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware General Corporation Law against all expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or Proceeding (or part thereof) initiated by such person only if such action, suit or Proceeding (or part thereof) initiated by such person was authorized by the board of directors of the Corporation.

4.2. Advance of Expenses. Expenses, including attorney's fees, incurred by a director or officer of the Corporation, or by an employee indemnified at the discretion of the Corporation pursuant to Section 4.1.2 of this Article IV, in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding subject to the provisions of any applicable statute; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, in which such director or officer agrees to repay all amounts so advanced if it should be ultimately determined by a court or other tribunal that such person is not entitled to be indemnified under this Section or otherwise.

4.3. Right of Claimant to Bring Suit. If a claim under Section 4.1.1 of this Article IV is not paid in full by the Corporation within thirty days after a written claim therefor has been received by the Corporation, the claimant may any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. In any such action, the burden of proof shall be on the Corporation to prove the claimant is not entitled to such payment. Neither the failure of the Corporation (including its board of directors or independent legal counsel) to have made a determination prior to the commencement of such action that the claimant is entitled to indemnification or advancement under the circumstances, nor an actual determination by the Corporation (including its board of directors or independent legal counsel) that the claimant is not entitled to indemnification or advancement, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification and advancement. The expenses of a claimant in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Corporation.

4.4. Contractual Rights; Applicability. The right to be indemnified or to the reimbursement or advancement of expenses pursuant hereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof where set forth in a separate written contract between the Corporation and such person, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

4.5 Requested Service. Any director or officer of the Corporation serving in any capacity, and any other person serving as director or officer of, (i) another organization of which a majority of the outstanding voting securities representing the present right to vote for the election of its directors or equivalent executives is owned directly or indirectly by the Corporation, or (ii) any employee benefit plan of the Corporation or of any organization referred to in clause (i), shall be deemed to be doing so at the written request of the Corporation's Board of Directors.

4.6. Indemnification Not Exclusive; Inuring of Benefit. The rights conferred on any person by this Article IV shall not be deemed exclusive of and shall be in addition to any other right to which such person may be entitled under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

4.7. Insurance and Other Indemnification. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE V

TRANSFER OF SHARE CERTIFICATES

Shares of stock of the Corporation may be represented by certificates or may be issued in uncertificated form in accordance with the Delaware General Corporation Law. Transfers of shares shall be made on the books of the Corporation only by the registered holder or by duly authorized attorney and, in the case of certificated shares, only on surrender of the certificate or certificates for the shares.

ARTICLE VI

AMENDMENTS

These bylaws may be amended or repealed at any regular or special meeting of the board of directors by vote of a majority of all directors in office or at any annual or special meeting of stockholders by vote of holders of a majority of the outstanding stock entitled to vote. Notice of any such annual or special meeting of stockholders shall set forth the proposed change or a summary thereof.